DUNHAM FUNDS

TENTH AMENDMENT TO THE CUSTODY AGREEMENT

THIS TENTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Custody Agreement dated as of March 30, 2010, as amended (the “Agreement”), is entered into by and between DUNHAM FUNDS, a Delaware business trust (the “Trust”), and U.S. BANK, N.A. a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties entered into the Agreement; and

WHEREAS, the parties desire to add a fund, Dunham U.S. Enhanced Market Fund, to Amended Exhibit C; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to the following:

Amended Exhibit C of the Agreement is hereby replaced and superseded in its entirety by Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date written below.

DUNHAM FUND                                                U.S. BANK, N.A.

By: /s/ Denise Iverson__________________            By: /s/ Greg Farley

Name: Denise Iverson_________________             Name: Greg Farley_________________

Title: Treasurer_________________                       Title: Senior Vice President__________

Date: 04/03/2023_____________________              Date: 04/03/2023____________________

Amended Exhibit C to the

Custody Agreement – Dunham Funds

Separate Series of the Dunham Funds

Name of Series:

DUNHAM CORPORATE/GOVT BOND FUND

DUNHAM HIGH-YIELD BOND FUND

DUNHAM MONTHLY DISTRIBUTION FUND

DUNHAM LONG SHORT CREDIT FUND

DUNHAM LARGE CAP VALUE FUND

DUNHAM REAL ESTATE STOCK FUND

DUNHAM INTERNATIONAL STOCK FUND

DUNHAM SMALL CAP VALUE FUND

DUNHAM SMALL CAP GROWTH FUND

DUNHAM EMERGING MARKETS STOCK FUND

DUNHAM DYNAMIC MACRO FUND

DUNHAM FOCUSED LARGE CAP GROWTH FUND

DUNHAM INTL OPPORTUNITY BOND FUND

DUNHAM FLOATING RATE BOND FUND

DUNHAM U.S. ENHANCED MARKET FUND